Exhibit 99.1

Delwinds Insurance Acquisition Corp. Announces Listing on NYSE American

Houston, TX, Sept. 13, 2022 (GLOBE NEWSWIRE) -- Delwinds Insurance Acquisition Corp. (“Delwinds”) today announced that it will transfer its listing from The New York Stock Exchange (the “NYSE”) to the NYSE American LLC (“NYSE American”). In connection with listing on NYSE American, Delwinds will voluntarily delist from the NYSE. Following the transfer of listing, Delwinds will continue to file the same types of periodic reports and other information it currently files with the Securities and Exchange Commission (the “SEC”).

Following the expected consummation of the previously announced business combination (the “Business Combination”) between Delwinds and FOXO Technologies Inc. (“FOXO”), the Class A Common Stock and Warrants of the combined company are expected to begin trading on NYSE American under the symbols “FOXO” and “FOXO WS,” respectively, on or around September 16, 2022, subject to the Business Combination being approved by the stockholders of Delwinds and FOXO, respectively, and the satisfaction or waiver of other closing conditions.  Until the Business Combination is complete, Delwinds’ Class A Common Stock, Warrants, and units will continue to trade under the ticker symbols “DWIN,” “DWIN WS,” and “DWIN U,” respectively, on the NYSE.

About Delwinds Insurance Acquisition Corp.

Delwinds is a special purpose blank check company formed to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Delwinds’ Chairman and Chief Executive Officer is Andrew J. Poole. For more information on Delwinds, visit www.delwinds.com.

Important Information and Where to Find It

Delwinds filed with the SEC a Registration Statement on Form S-4, (as amended, the “Registration Statement”), which contains information about the proposed Business Combination and the respective businesses of FOXO and Delwinds. Delwinds has mailed a final prospectus and definitive proxy statement and other relevant documents to its stockholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Delwinds has sent to its stockholders in connection with the Business Combination. The information filed by Delwinds contains substantially more information about FOXO than is being furnished with this communication and may contain information that an investor will consider important in making a decision regarding an investment in Delwinds securities. Delwinds stockholders are urged to read the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents contain important information about Delwinds, FOXO and the proposed transaction. Stockholders of Delwinds are also able to obtain a free copy of the proxy statement, as well as other filings containing information about Delwinds, without charge, at the SEC’s website (www.sec.report) or by calling 1-800-SEC-0330. Copies of the proxy statement and Delwinds’ other filings with the SEC can also be obtained, without charge, at Delwinds’ website at www.delwinds.com/investors or upon written request to One City Centre, 1021 Main Street, Suite 1960, Houston, TX 77002.

Participants In the Solicitation

FOXO and Delwinds and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. Delwinds stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Delwinds in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Delwinds’ stockholders in connection with the proposed business combination is included in the definitive proxy statement/prospectus that Delwinds has filed with the SEC.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” within the meaning of the federal securities laws including statements regarding the expected outcome of the Special Meeting to approve the Business Combination between Delwinds and FOXO, the anticipated consummation date of the Business Combination, the expected listing of the combined company’s stock on the NYSE American, and the future performance and market opportunities of the combined company. Actual results and performance could differ materially and adversely from those expressed or implied in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Delwinds and FOXO, including those set forth in the Risk Factors section of Delwinds’ registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Delwinds and FOXO do not undertake any obligation to update these statements for revisions or changes after the date of this release, except as required by law. Neither Delwinds nor FOXO gives any assurance that either Delwinds or FOXO, or the combined company, will achieve its expectations.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact:

Delwinds Insurance Acquisition Corp.

Bryce Quin

bryce@delwinds.com

Investor Relations

Cody Slach, Matthew Hausch

Gateway Investor Relations

(949) 574-3860

FOXO@gatewayir.com